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SPINE-TECH, INC.
EXHIBIT 11--STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
(unaudited)

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                                                                                        THREE MONTHS ENDED
                                                                                            MARCH 31,
                                                                                   ----------------------------
                                                                                        1996           1995
                                                                                   --------------  ------------
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PRIMARY LOSS PER SHARE:
  Weighted average shares outstanding                                                   9,706,697     2,111,250

  SAB No. 83 shares -- for stock options granted at exercise prices less than the initial public offering price during the 12 months preceding the initial
   public offering using the treasury stock method                                             --       353,742
                                                                                   --------------  ------------
                                                                                        9,706,697     2,464,992
                                                                                   --------------  ------------
                                                                                   --------------  ------------
  Net loss                                                                         $     (355,004) $    (98,716)
                                                                                   --------------  ------------
                                                                                   --------------  ------------
  Primary loss per share                                                           $        (0.04) $      (0.04)
                                                                                   --------------  ------------
                                                                                   --------------  ------------

FULLY DILUTED LOSS PER SHARE:
  Weighted average shares outstanding                                                   9,706,697     6,246,478

SAB No. 83 shares -- for stock options granted at exercise prices less than the initial public offering price during the 12 months preceding the initial public
 offering using the treasury stock method                                                      --       353,742
                                                                                   --------------  ------------
                                                                                        9,706,697     6,600,220
                                                                                   --------------  ------------
                                                                                   --------------  ------------
                                                                                   --------------  ------------
  Net loss                                                                         $     (355,004) $    (98,716)
                                                                                   --------------  ------------
                                                                                   --------------  ------------
  Fully diluted loss per share                                                     $        (0.04) $      (0.01)
                                                                                   --------------  ------------
                                                                                   --------------  ------------
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